[Letterhead of Morris, Nichols, Arsht & Tunnell]


                                January 28, 1998


The Citicorp Trusts
(as defined below)
c/o Citicorp
399 Park Avenue
New York, New York 10043

            Re:  The Citicorp Trusts (as defined below)
                 --------------------------------------

Ladies and Gentlemen:

            We have acted as special Delaware counsel to Citicorp Capital III, Citicorp Capital IV, Citicorp Capital V, Citicorp Capital VI, Citicorp Capital VII, Citicorp Capital VIII, Citicorp Capital IX, Citicorp Capital X, Citicorp Capital XI, Citicorp Capital XII, Citicorp Capital XIII, and Citicorp Capital XIV, each a Delaware statutory business trust (collectively referred to herein as the "Citicorp Trusts" and each individually as a "Citicorp Trust"), in connection with certain matters relating to the creation of the Citicorp Trusts and the proposed issuance of Preferred Securities therein to beneficial owners pursuant to and as described in Pre-Effective Amendment No. 2 on Form S-3 to Registration Statement No.333-21143 (and the Prospectus forming a part thereof) on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on February 5, 1997, which also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-32065 (and Prospectus forming a part thereof) on Form S-3 (the "Form S-3 Registration Statement") filed with the Commission on July 25, 1997 (collectively, the "Registration Statment"). Capitalized terms used herein and not otherwise herein defined are used as defined the form of Amended and Restated Declaration of Trust attached as an exhibit to the Form S-3 Registration Statement.

            In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of Citicorp Capital III and Citicorp Capital IV, each as filed in the Office of the Secretary of State of Delaware (the "State Office") on October 25, 1996, the Certificates of Trust of Citicorp Capital V, Citicorp Capital VI, Citicorp Capital VII, Citicorp Capital VIII and Citicorp Capital IX, each as filed in the State Office on January 23, 1997,

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The Citicorp Trusts
c/o Citicorp
January 28, 1998
Page 2


and the Certificate of Trust of each other Citicorp Trust, each as filed in the State Office on January 30, 1997 (the Certificate of Trust of each Citicorp Trust is referred to herein as a "Certificate"); the Declaration of Trust of Citicorp Capital III and Citicorp Capital IV, each dated as of October 25, 1996, the Declaration of Trust of Citicorp Capital V, Citicorp Capital VI, Citicorp Capital VII, Citicorp Capital VIII and Citicorp Capital IX, each dated as of January 21, 1996 and the Declaration of Trust of each other Citicorp Trust, each dated as of January 27, 1997 (the Declaration of Trust of each Citicorp Trust is referred to herein as an "Original Governing Instrument"); the Indenture dated as of December 17, 1996 between Citicorp and Wilmington Trust Company, as Trustee, and the form of Supplemental Indenture to be entered into in connection therewith; the form of Preferred Securities Guarantee to be made by Citicorp with respect to each Citicorp Trust; and the Registration Statement. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due information, organization or creation, valid existence and good standing of the Citicorp Trusts and each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation, organization or creation; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above referenced documents with respect to each Citicorp Trust; (iii) that Citicorp, Wilmington Trust Company and the appropriate Regular Trustees will duly authorize, execute and deliver an amended and restated declaration of trust for each Citicorp Trust in the form of the Amended and Restated Declaration of Trust Attached as an exhibit to the Form S-3 Registration Statement (each a "Governing Instrument") and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the creation of each Citicorp Trust and the issuance by each such Citicorp Trust of Preferred Securities, in each case prior to the first issuance of Preferred Securities;
(iv) that the Preferred Securities of each Citicorp Trust will be offered and sold pursuant to a prospectus and prospectus supplement thereto (collectively, the "Prospectus") forming a part of the Registration Statement that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument and Preferred Securities Guarantee relating to each such Citicorp Trust and all other relevant documents; (v) that no event has or will occur subsequent to the filing of any Certificate that would cause a dissolution or liquidation of any Citicorp Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (vi) that the activities of each Citicorp Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. Section 3801 et seq. (The "Delaware Act"); (vii) that each Holder of Preferred Securities of each Citicorp Trust will make payment of the required consideration therefor and receive a Preferred Securities Certificate in consideration thereof in accordance with the terms and conditions of the applicable Governing Instrument and as described in the Prospectus, and that the Preferred Securities of each Citicorp Trust are otherwise issued and sold to the Preferred Securities Holders of such Citicorp Trust in accordance with the terms, conditions, requirements and


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The Citicorp Trusts
c/o Citicorp
January 28, 1998
Page 3


procedures set forth in the applicable Governing Instrument and as described in the Prospectus; and (viii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of Preferred Securities by each Citicorp Trust, will not be, modified, supplemented or otherwise amended, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to the Registration Statement or any other offering materials relating to the Preferred Securities offered by any Citicorp Trust and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

            Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that, upon issuance, the Preferred Securities of each Citicorp Trust will constitute validly issued and, subject to the terms of the applicable Governing Instrument, fully paid and non-assessable beneficial interests in the assets of such Citicorp Trust. We note that pursuant to the Governing Instrument, each Citicorp Trust may withhold amounts otherwise distributable to a Holder of Securities in such Citicorp Trust and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amounts withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, the Preferred Security Holders of each Citicorp Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "VALIDITY OF SECURITIES" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and our review of the above referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.


                                         Very truly yours,

                                         MORRIS, NICHOLS, ARSHT & TUNNELL